UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2003

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Oak Road, Walnut Creek, California	94597-2098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (925) 658-7878

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

As previously disclosed, on December 18, 2003, the investor group of which The PMI Group, Inc. (the “Company”) is a part completed the previously announced acquisition of Financial Guaranty Insurance Company (“FGIC”), together with FGIC’s immediate holding company, FGIC Corporation, from GE Capital Corporation (“GE”) for a total value of $2.18 billion, including a $284 million earnings dividend paid by FGIC prior to closing. The Company funded approximately $607 million of the purchase price. The consideration for the purchase was determined through negotiation between the investor group and GE. The investor group includes The Blackstone Group, The Cypress Group and CIVC Partners L.P., and GE will retain an equity interest in FGIC Corporation. The Company is the largest shareholder with an approximate 42 percent common equity ownership.

The Company’s approximately $607 million investment was funded through the sale of common equity and equity-related securities as well as cash on hand.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.

Financial statements of FGIC Corporation were previously filed in the Company’s Registration Statement on Form S-3 (File No. 333-107747), as amended, filed with the Securities and Exchange Commission on August 7, 2003 and amended on September 29, 2003 and, accordingly, are not required to be filed herewith pursuant to General Instruction B.3 of Form 8-K .

(b)	Pro Forma Financial Information.

Pro forma financial statements of FGIC Corporation were previously filed in the Company’s Registration Statement on Form S-3 (File No. 333-107747), as amended, filed with the Securities and Exchange Commission on August 7, 2003 and amended on September 29, 2003 and, accordingly, are not required to be filed herewith pursuant to General Instruction B.3 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.
(Registrant)

January 20, 2004	By:	/s/ Donald P. Lofe, Jr.
Donald P. Lofe, Jr.
Executive Vice President and
Chief Financial Officer

	By:	/s/ Brian P. Shea
Brian P. Shea
Vice President and Controller